EXHIBIT 1 TO SCHEDULE 13D



             John L. Keeley, Jr. and Keeley Investment Corp. agree that, unless differentiated, this Amendment No. 1 to Schedule 13D is filed on behalf of both of the parties.

   Date:          May 20, 1996



   Signature:     /s/ John L. Keeley, Jr.
   Name:     John L. Keeley, Jr.


   Date:          May 20, 1996

             KEELEY INVESTMENT CORP.



   Signature:     By:  /s/ John L. Keeley, Jr.
   Name/Title:         John L. Keeley, Jr., President